Exhibit (h)(1)(ii)

AMENDMENT

To Transfer Agency and Service Agreement

Between

Each of the Entities Listed on Appendix A

And

Boston Financial Data Services, Inc.

This Amendment is made as of this 15th day of February, 2008 between each of the investment companies listed below and Boston Financial Data Services, Inc. (the “Transfer Agent”). In accordance with Article 3 Fees and Expenses; Article 15.1 Amendment and Article 16 Additional Funds/Portfolios of the Transfer Agency and Service Agreement between the Funds and the Transfer Agent dated as of October 1, 2005 (the “Agreement”) the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Appendix A. The Appendix A to the Agreement dated July 17, 2006 is superseded and replaced with the Appendix A dated February 15, 2008 attached hereto.

2.	Schedule 3.1. Schedule 3.1 dated effective 10/1/05 to 9/30/08 is superseded and replaced with the Schedule 3.1 dated effective February 15, 2008 to September 30, 2008 attached hereto.

3.	All defined terms and definitions in the Agreement shall be the same in this amendment (the “Amendment”) except as specifically revised by this Amendment.

4.	Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

Exhibit (h)(1)(ii)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

NATIXIS CASH MANAGEMENT TRUST

NATIXIS FUNDS TRUST I

NATIXIS FUNDS TRUST II

NATIXIS FUNDS TRUST III

NATIXIS FUNDS TRUST IVLOOMIS SAYLES FUNDS I

LOOMIS SAYLES FUNDS II

GATEWAY TRUST		BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ Michael Kardok	By:	/s/ Paul Leary
Name:	Michael Kardok		Paul Leary
Title:	Treasurer		Vice President

Exhibit (h)(1)(ii)

APPENDIX A

Funds and Portfolios

Dated: February 15, 2008

Natixis Cash Management Trust, a business trust organized under the laws of the Commonwealth of Massachusetts

Natixis Cash Management Trust – Money Market Series

Natixis Funds Trust I, a business trust organized under the laws of the Commonwealth of Massachusetts

CGM Advisor Targeted Equity Fund

Hansberger International Fund

Natixis Income Diversified Portfolio

Natixis U.S. Diversified Portfolio

Loomis Sayles Core Plus Bond Fund

Vaughan Nelson Small Cap Value Fund

Westpeak 130/30 Growth Fund

Natixis Funds Trust II, a business trust organized under the laws of the Commonwealth of Massachusetts

Harris Associates Large Cap Value Fund

Loomis Sayles Massachusetts Tax Free Income Fund

Natixis Funds Trust III, a business trust organized under the laws of the Commonwealth of Massachusetts

Harris Associates Focused Value Fund

Natixis Moderate Diversified Portfolio

Natixis Funds Trust IV, a business trust organized under the laws of the Commonwealth of Massachusetts

AEW Real Estate Fund

Loomis Sayles Funds I, a business trust organized under the laws of the Commonwealth of Massachusetts

Loomis Sayles Bond Fund

Loomis Sayles Fixed Income Fund

Loomis Sayles Global Bond Fund

Loomis Sayles High Income Opportunities Fund

Loomis Sayles Inflation Protected Securities Fund

Loomis Sayles Institutional High Income Fund

Exhibit (h)(1)(ii)

Loomis Sayles Intermediate Duration Fixed Income Fund

Loomis Sayles Investment Grade Fixed Income Fund

Loomis Sayles Securitized Asset Fund

Loomis Sayles Small Cap Value Fund

Loomis Sayles Funds II, a business trust organized under the laws of the Commonwealth of Massachusetts

Loomis Sayles Global Markets Fund

Loomis Sayles Growth Fund

Loomis Sayles High Income Fund

Loomis Sayles Investment Grade Bond Fund (except for Class J shares)

Loomis Sayles International Bond Fund

Loomis Sayles Limited Term Government and Agency Fund

Loomis Sayles Mid Cap Growth Fund

Loomis Sayles Municipal Income Fund

Loomis Sayles Research Fund

Loomis Sayles Small Cap Growth Fund

Loomis Sayles Strategic Income Fund

Loomis Sayles Tax-Managed Equity Fund

Loomis Sayles Value Fund

Gateway Trust, a business trust organized under the laws of the Commonwealth of Massachusetts

Gateway Fund

NATIXIS CASH MANAGEMENT TRUST

NATIXIS FUNDS TRUST I

NATIXIS FUNDS TRUST II

NATIXIS FUNDS TRUST III

NATIXIS FUNDS TRUST IVLOOMIS SAYLES FUNDS I

LOOMIS SAYLES FUNDS II

GATEWAY TRUST		BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ Michael Kardok	By:	/s/ Paul Leary
Name:	Michael Kardok		Paul Leary
Title:	Treasurer		Vice President

Exhibit (h)(1)(ii)

SCHEDULE 3.1

NATIXIS AND LOOMIS SAYLES FUNDS

FEES AND EXPENSES

Effective 2/15/08 to 9/30/08

General: Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes.

Annual Account Service Fees

Open Accounts:*
Networked	$9.00/account
Non-Networked	$15.00/account

Closed Accounts
All	$2.00/account

Small Account Fees	Retained by the Fund

*	NOTE: Includes AML/CIP Services (excluding CIP-related search fees).

Activity Based Fees

Marketing/Sales Calls**	$1.25/minute

**	NOTE: Billed to the investment adviser or distributor of the Fund.

Fiduciary Fees***

All fiduciary fees (including set-up, maintenance and closeout) paid by Shareholders or swept from current accounts (based on current rates and terms with each Fund) will be retained by the Transfer Agent.

The parties acknowledge that any waivers of fiduciary fees beyond the existing waivers may require adjustment to the fees and expenses set forth on this Schedule 3.1.

***	NOTE: The annual Fiduciary Fee for current existing Gateway Fund Shareholders will be waived through September 30, 2008. New Gateway Fund Shareholders will be subject to the Fiduciary Fees noted above.

DDA Balance Earnings Credits

The Transfer Agent shall retain all DDA balance earnings credits in lieu of additional fees hereunder and will advise the Fund, upon its request, of the amount of such balance earnings credits retained by the Transfer Agent.

Exhibit (h)(1)(ii)

Remote AWD Workstations****

Three remote AWD workstations (total, not per Fund) will be provided at two locations at no charge to the Funds. Terminal charges for any additional remote AWD workstations will be billed as an out-of-pocket expense.

****	NOTE: Use of remote terminals is subject to a separate license agreement (at no additional cost) with DST Technologies, Inc., wholly-owned subsidiary of DST Systems, Inc.

Project Management Hours

The Fund may request assistance from the Transfer Agent project team with the coordination and usage of any DST Systems, Inc. (“DST”) products available for use by the Fund. The parties acknowledge that while the Transfer Agent will use all reasonable efforts to assist the Fund as requested, certain systems or products are proprietary to DST and not under the direct control of the Transfer Agent. The Transfer Agent project team shall provide up to twelve hundred (1200) dedicated hours per year (for all Natixis/Loomis Funds) without an additional charge*****. If the project team receives requests for work that would exceed 1,200 hours in any year, then the requests and estimated hours for each will be reviewed and approved by senior management of the Fund and the Transfer Agent prior to the completion of such requested work. The parties agree that each additional project hour over the maximum 1,200 hours per year and approved by senior management as described in the foregoing sentence shall be billed at $125.00 per hour.

*****	NOTE: Excludes any project in process or requested as of the date hereof.

Out-of-Pocket Expenses	Billed as Incurred******

Out-of-Pocket expenses include but are not limited to: tapes, postage, post office box rental, checkwriting postage, supplies, statements, checkwriting, print and mailing services, information disc (year end), TINS, average cost, data communications equipment, COOL (computer output on-line), microfiche, freight, telephone charges, fax lines, 800 line charges, TA2000 voice, disaster recovery, offsite storage, Vax payroll processing, state tax reporting, Fund/SERV and NSCC Processing, AWD remote workstations (additional to those forth above), excess history, Fan Mail, Fan Web, jumbo processing, lost shareholder searches, lost shareholder tracking, Powerselect, Short Term Trader, Vision, escheatment, year-end forms, programming hours (as set forth above), on-request reports, Shareholder proxy services, CIP-related search charges, literature requests, regulatory compliance charge (per CUSIP) and other expenses incurred at the specific direction of the Fund or with advance written notice to the Fund.

Exhibit (h)(1)(ii)

******	NOTE: The Transfer Agent reserves the right to introduce specific fee increases, as necessary, to cover increases in the costs of out-of-pocket expenses or regulatory changes; provided, that such fee increases are applied on a universal basis to other clients of the Transfer Agent and that the Transfer Agent provides 90 days advance written notice to the Fund of each such increase. E-mail communication directed to the respective parties identified in Section 15.13 of the Agreement shall be deemed a written communication for purposes of the notice provisions herein

NATIXIS CASH MANAGEMENT TRUST

NATIXIS FUNDS TRUST I

NATIXIS FUNDS TRUST II

NATIXIS FUNDS TRUST III

NATIXIS FUNDS TRUST IVLOOMIS SAYLES FUNDS I

LOOMIS SAYLES FUNDS II

GATEWAY TRUST		BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ Michael Kardok	By:	/s/ Paul Leary
Name:	Michael Kardok		Paul Leary
Title:	Treasurer		Vice President